UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 15, 2017
Date of Report (Date of earliest event reported)
ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One AMD Place Sunnyvale, California 94085 (Address of principal executive offices) (Zip Code)

(408) 749-4000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2017, Mr. Martin Edelman resigned as a member of the Board of Directors (the “Board”) of Advanced Micro Devices, Inc. (the “Company”) after four years of service on the AMD Board. Mr. Edelman's resignation did not arise from any disagreement with the Company but is due to his other professional commitments and demands on his time.
Effective February 16, 2017, the Board of the Company appointed Mr. John Marren as an independent director to the Board. In addition, Mr. Marren was appointed to the Audit and Finance and the Nominating and Corporate Governance Committees of the Board.
Mr. Marren will receive compensation based on the same policies as the Company’s other non-employee directors, which are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2016. On February 16, 2017, Mr. Marren was granted 15,693 restricted stock units. The grant becomes fully vested and exercisable on the one-year anniversary of the grant date.
A copy of the press release announcing these items is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.        Description

99.1	Press release dated February 21, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2017	ADVANCED MICRO DEVICES, INC.

By:     /s/ Harry A. Wolin
Name:    Harry A. Wolin

Title:	Senior Vice President and General
Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 21, 2017.